UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 30, 2006, Embarcadero Technologies, Inc. (the “Company”) issued a press release announcing selected preliminary financial results and related information for the third quarter ended September 30, 2006. As stated in the press release, the Company is unable to announce full earnings results for the third quarter at this time due to the ongoing review of stock option grant practices by the Audit Committee of the Company’s Board of Directors.

A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 2.02 and contained in the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing into any registration statement or other document filed with the Commission, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

The Company also announced in the above press release that the Audit Committee, as part of its ongoing review of the Company’s stock option grant practices, has discovered evidence of backdating of stock options from 2000 to 2005, but is currently unable to determine the impact of such practices on the Company’s historical financial statements with any degree of certainty. The Audit Committee advised the Company that it may need to restate its historical financial statements for the periods commencing on or after January 1, 2000 through the present, including those in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Reports on Form 10-Q for the first and second quarters of fiscal 2006. The Audit Committee has stated that it has not made a determination of non-reliance of the Company’s historical financial statements at this time.

The Company is currently unable to determine the impact that the Audit Committee’s review of stock option practices may have on the completion of the Company’s proposed merger with EMBT Merger Corp., a Delaware corporation and a wholly-owned subsidiary of EMB Holding Corp. (an affiliate of Thoma Cressey Equity Partners, Inc.). The Company has advised EMB Holding Corp. of the foregoing matters and is in preliminary discussions with EMB Holding Corp. regarding the impact of such matters on the proposed merger.

With respect to the stockholder vote on the proposed merger, which is currently scheduled to occur at the special meeting of stockholders to be held on November 30, 2006, the Company has received proxies representing a sufficient number of votes to constitute a quorum and to adopt the proposed merger agreement. The Company intends, however, to convene and then promptly move to adjourn the meeting to December 18, 2006, without a vote on the proposed merger in order to allow sufficient time for the Audit Committee to proceed with its review and for the Company to discuss the results of the review with EMB Holding Corp. and to disseminate any supplemental proxy materials that may be required prior to the vote on the proposed merger. There can be no assurance that the proposed merger will be completed on the current terms and conditions, or at all.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: November 30, 2006	By:	/s/ Michael Shahbazian
Michael Shahbazian
Chief Financial Officer